EXHIBIT 11

                  BALDOR ELECTRIC COMPANY AND AFFILIATES
                 COMPUTATION OF EARNINGS PER COMMON SHARE


                                          THREE MONTHS          SIX MONTHS
                                              ENDED                ENDED
                                         ----------------   -----------------
                                         June 28  June 29    June 28  June 29
                                            1997     1996       1997      1996
(In thousands, except per share data)

Primary

   Weighted average shares outstanding    26,811    26,044    26,530   26,470

   Dilutive stock options based on the
     treasury stock method using the
     average market price                  1,064       979     1,020      954
                                         -------   -------    ------   ------
   Total                                  27,875    27,023    27,550   27,424
                                         =======    ======    ======   ======

Net Earnings                             $10,258   $ 8,971   $19,650  $17,298
                                         =======   =======   =======  =======
Per Share Earnings                       $  0.37   $  0.33   $  0.71  $  0.63
                                         =======   =======   =======  =======

Fully Diluted

   Weighted average shares outstanding    26,811    26,044    26,530   26,470

   Dilutive stock options based on the
     treasury stock method using the
     year-end market price, if higher
     than average market price             1,155     1,034     1,155    1,034
                                          ------    ------    ------   ------
    Total                                 27,966    27,078    27,685   27,504
                                          ======    ======    ======   ======
Net Earnings                             $10,258   $ 8,971   $19,650  $17,298
                                         =======   =======   =======  =======
Per Share Earnings                       $  0.37   $  0.33   $  0.71  $  0.63
                                         =======   =======   =======  =======